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                                                                    EXHIBIT 23.2



                         INDEPENDENT AUDITORS' CONSENT

          We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Mattel, Inc. of our reports dated February 4, 1997 (except for note 15, as to which the date is March 27, 1997) relating to the consolidated financial statements of Tyco Toys, Inc. and subsidiaries, not presented separately herein, appearing in Mattel, Inc.'s Current Reports on Form 8-K dated July 30, 1997 and April 17, 1997.


/s/ Deloitte & Touche LLP
----------------------------

DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania
March 24, 1999